Exhibit 99.1
Penumbra, Inc. Reports Third Quarter 2018 Financial Results

ALAMEDA, Calif., November 5, 2018 (PR Newswire) - Penumbra, Inc. (NYSE: PEN), a global healthcare company focused on innovative therapies, today reported financial results for the third quarter ended September 30, 2018.

•	Revenue of $111.8 million in the third quarter of 2018, an increase of 33.2% over the third quarter of 2017.

Third Quarter 2018 Financial Results
Total revenue grew to $111.8 million for the third quarter of 2018 compared to $83.9 million for the third quarter of 2017, an increase of 33.2%. The United States represented 65% of total revenue and international represented 35% of total revenue for the third quarter of 2018. Revenue from sales of neuro products grew to $74.7 million for the third quarter of 2018, an increase of 27.3%, from the third quarter of 2017. Revenue from sales of peripheral vascular products grew to $37.1 million for the third quarter of 2018, an increase of 47.1%, from the third quarter of 2017.

Gross profit was $75.0 million, or 67.1% of total revenue, for the third quarter of 2018, compared to $54.8 million, or 65.3% of total revenue, for the third quarter of 2017.

In the third quarter of 2018, total operating expenses include a $30.8 million acquired in-process research and development (“IPR&D”) charge in connection with the acquisition of a controlling interest in MVI Health Inc. which was accounted for as an asset acquisition. Total operating expenses for the third quarter of 2018 were $95.9 million, or 85.7% of total revenue. Excluding the IPR&D charge, total adjusted operating expenses1 (a non-GAAP measure) were $65.0 million, or 58.2% of total revenue, for the third quarter of 2018. This compares to total operating expenses of $54.1 million, or 64.5% of total revenue, for the third quarter of 2017. R&D expenses were $9.1 million for the third quarter of 2018, compared to $8.1 million for the third quarter of 2017. SG&A expenses were $55.9 million for the third quarter of 2018, compared to $46.0 million for the third quarter of 2017.

Operating loss for the third quarter of 2018 was $20.8 million. Excluding the IPR&D charge, adjusted operating income1 (a non-GAAP measure) was $10.0 million for the third quarter of 2018. This compares to operating income of $0.7 million for the third quarter of 2017.

Full Year 2018 Financial Outlook
The Company is increasing its 2018 guidance for total revenue to be in the range of $437 million to $438 million. This new range compares to the previous range of $420 million to $425 million.

Webcast and Conference Call Information
Penumbra, Inc. will host a conference call to discuss the third quarter 2018 financial results after market close on Monday, November 5, 2018 at 5:00 PM Eastern Time. The conference call can be accessed live over the phone by dialing (866) 393-4306 for domestic callers or (734) 385-2616 for international callers (conference id: 8597766), or the webcast can be accessed on the “Events” section under the “Investors” tab of the Company’s website at: www.penumbrainc.com. The webcast will be available on the Company’s website for two weeks following the completion of the call.

About Penumbra
Penumbra, Inc., headquartered in Alameda, California, is a global healthcare company focused on innovative therapies. Penumbra designs, develops, manufactures and markets medical devices and has a broad portfolio of products that addresses challenging medical conditions and significant clinical needs. Penumbra sells its products to hospitals primarily through its direct sales organization in the United States, most of Europe, Canada and Australia, and through distributors in select international markets. The Penumbra logo is a trademark of Penumbra, Inc. For more information, visit www.penumbrainc.com.

1See “Non-GAAP Financial Measures” below for important information about our use of non-GAAP measures and further information about our adjusted operating expenses and adjusted operating income (loss) measures.

Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses the following non-GAAP financial measures in this press release: a) adjusted operating expenses and adjusted operating income (loss), b) adjusted net income (loss) and adjusted diluted earnings per share (“EPS”), and c) constant currency.

Constant Currency. The Company’s constant currency revenue disclosures estimate the impact of changes in foreign currency rates on the translation of the Company’s current period revenue as compared to the applicable comparable period in the prior year. This impact is derived by taking the current local currency revenue and translating it into U.S. dollars based upon the foreign currency exchange rates used to translate the local currency revenue for the applicable comparable period in the prior year, rather than the actual exchange rates in effect during the current period. It does not include any other effect of changes in foreign currency rates on the Company’s results or business. Revenue growth was not reported on a constant currency basis for this period as the percentages were deemed not significant but revenue growth on a constant currency basis is included in the reconciliation below.

Adjusted operating expenses and adjusted operating income (loss). The Company defines adjusted operating expenses as total operating expenses, excluding the IPR&D charge in connection with the MVI Health Inc. asset acquisition. Adjusted operating income (loss) is defined as operating income (loss), excluding the same IPR&D charge.

Adjusted net income (loss) and adjusted diluted EPS. The Company defines adjusted net income (loss) as net income (loss), excluding a) the IPR&D charge in connection with the MVI Health Inc. asset acquisition, b) the one-time effect of the transition tax from the Tax Cuts and Jobs Act of 2017 (the “Tax Reform Act”) in the first quarter of 2018, and c) the effects of the excess tax benefits associated with share-based compensation arrangements, net of any related valuation allowance. The Company defines adjusted diluted EPS as GAAP diluted EPS, excluding the effects of the same items above.

Full reconciliation of these non-GAAP measures to the most comparable GAAP measures is set forth in the tables below.

Our management believes the non-GAAP financial measures disclosed in this press release are useful to investors in assessing the operating performance of our business and provide meaningful comparisons to prior periods and thus a more complete understanding of our business than could be obtained absent this disclosure. Specifically, we consider the change in constant currency revenue as a useful metric as it provides an alternative framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. We consider adjusted operating expenses, adjusted operating income (loss), adjusted net income (loss), and adjusted diluted EPS useful metrics as they provide an alternative framework for assessing how our underlying business performed. These metrics exclude the effects of the IPR&D charge in connection with the MVI Health Inc. asset acquisition, and, in the case of adjusted net income (loss) and adjusted diluted EPS, the one-time effect of the transition tax from the Tax Reform Act, as well as the effects of excess tax benefits associated with share-based compensation arrangements, net of any related valuation allowance.

The non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP measures should not be considered in isolation or as alternatives to GAAP measures. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements
Except for historical information, certain statements in this press release are forward-looking in nature and are subject to risks, uncertainties and assumptions about us. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to: failure to sustain or grow profitability or generate positive cash flows; failure to effectively introduce and market new products; delays in product introductions; significant competition; inability to further penetrate our current customer base, expand our user base and increase the frequency of use of our products by our customers; inability to achieve or maintain satisfactory pricing and margins; manufacturing difficulties; permanent write-downs or write-offs of our inventory; product defects or failures; unfavorable outcomes in clinical trials; inability to maintain our culture as we grow; fluctuations in foreign currency exchange rates; potential adverse regulatory actions; and potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 27, 2018. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. Any forward-looking statements are based on our current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

Penumbra, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	September 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$47,742	$50,637
Marketable investments	146,176	163,954
Accounts receivable, net	80,435	58,007
Inventories	109,706	94,901
Prepaid expenses and other current assets	13,536	14,735
Total current assets	397,595	382,234
Property and equipment, net	34,133	30,899
Intangible assets, net	27,284	23,778
Goodwill	7,923	8,178
Long-term investments	—	3,872
Deferred taxes	32,985	26,690
Other non-current assets	1,085	1,016
Total assets	$501,005	$476,667
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,869	$6,757
Accrued liabilities	56,183	44,825
Total current liabilities	65,052	51,582
Deferred rent	7,510	6,199
Other non-current liabilities	19,155	18,478
Total liabilities	91,717	76,259
Stockholders’ equity:
Common stock	34	33
Additional paid-in capital	407,881	396,810
Accumulated other comprehensive (loss) income	(899)	1,569
Retained earnings	2,403	1,996
Total Penumbra, Inc. stockholders’ equity	409,419	400,408
Non-controlling interest	(131)	—
Total stockholders’ equity	$409,288	$400,408
Total liabilities and stockholders’ equity	$501,005	$476,667

Penumbra, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue	$111,806	$83,911	$324,145	$237,713
Cost of revenue	36,794	29,134	110,324	84,298
Gross profit	75,012	54,777	213,821	153,415
Operating expenses:
Research and development	9,092	8,132	25,298	23,260
Sales, general and administrative	55,934	45,962	165,209	132,846
Acquired in-process research and development	30,835	—	30,835	—
Total operating expenses	95,861	54,094	221,342	156,106
(Loss) income from operations	(20,849)	683	(7,521)	(2,691)
Interest income, net	771	658	2,240	1,926
Other income (expense), net	170	(102)	(460)	(665)
(Loss) income before income taxes and equity in losses of unconsolidated investee	(19,908)	1,239	(5,741)	(1,430)
Provision for (benefit from) income taxes	1,598	456	(5,288)	2,293
(Loss) income before equity in losses of unconsolidated investee	(21,506)	783	(453)	(3,723)
Equity in losses of unconsolidated investee	(920)	(545)	(3,101)	(703)
Consolidated net (loss) income	$(22,426)	$238	$(3,554)	$(4,426)
Net loss attributable to non-controlling interest	(3,496)	—	(3,496)	—
Net (loss) income attributable to Penumbra, Inc.	$(18,930)	$238	$(58)	$(4,426)
Net (loss) income attributable to Penumbra, Inc. per share:
Basic	$(0.55)	$0.01	$—	$(0.14)
Diluted	$(0.55)	$0.01	$—	$(0.14)
Weighted average shares outstanding:
Basic	34,248,484	33,446,841	34,057,216	32,766,135
Diluted	34,248,484	35,664,272	34,057,216	32,766,135

Penumbra, Inc.
Reconciliation of GAAP Operating Expenses and Operating (Loss) Income to Adjusted Operating Expenses and Adjusted Operating Income (Loss)1
(unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP operating expenses	$95,861	$54,094	$221,342	$156,106
GAAP total operating expenses and operating (loss) income from operations includes the effect of the following items:
Acquired IPR&D in connection with an asset acquisition[2]	30,835	—	30,835	—
Adjusted operating expenses	$65,026	$54,094	$190,507	$156,106

GAAP operating (loss) income from operations	$(20,849)	$683	$(7,521)	$(2,691)
Adjusted operating income (loss) from operations	$9,986	$683	$23,314	$(2,691)

Penumbra, Inc.
Reconciliation of GAAP Net Income (Loss) and Diluted EPS to Adjusted Net Income (Loss) and Adjusted Diluted EPS1
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GAAP net (loss) income attributable to Penumbra, Inc.	$(18,930)	$238	$(58)	$(4,426)
GAAP net (loss) income includes the effect of the following items:
Acquired IPR&D in connection with an asset acquisition[2]	27,393	—	27,393	—
Effect of the transition tax under the Tax Reform Act[3]	—	—	88	—
Excess tax benefits related to stock compensation awards[4]	(2,156)	(2,602)	(13,610)	(19,082)
Valuation allowance on excess tax benefit related to stock compensation awards[4]	—	2,602	—	19,082
Adjusted net income (loss)	$6,307	$238	$13,813	$(4,426)

GAAP diluted EPS	$(0.55)	$0.01	$—	$(0.14)
Adjusted diluted EPS	$0.17	$0.01	$0.38	$(0.14)
Weighted average shares outstanding used to compute:
Adjusted diluted EPS[5]	36,125,198	35,664,272	36,064,996	32,766,135

1See “Non-GAAP Financial Measures” above for important information about our use of non-GAAP measures and further information about our adjusted operating expenses, adjusted operating income (loss), adjusted net income (loss) and adjusted diluted EPS measures.
2On August 31, 2018, the Company acquired a controlling interest in MVI Health Inc. which was accounted for as an asset acquisition. In connection with the transaction, the Company recorded a $30.8 million IPR&D charge during the three and nine months ended September 30, 2018, in the consolidated statements of operations related to the acquired technology under development from MVI Health Inc. Of the total IPR&D charge, $27.4 million was attributable to the net loss of Penumbra, Inc. There was no effect on the provision for (benefit from) income taxes related to the IPR&D charge for the three and nine months ended September 30, 2018, respectively.
3On December 22, 2017, the Tax Reform Act was enacted into law. This new tax law, among other changes, reduces the Company’s U.S. federal statutory corporate income tax rate from 34% to 21% effective January 1, 2018. In the first quarter of 2018, the Company recorded a provisional tax charge for the one-time transition tax on the undistributed earnings of its foreign subsidiaries.
4In accordance with Accounting Standards Update No. 2016-09, Improvements to Employee Share-Based Payment Accounting, all excess tax benefits related to share-based compensation be recognized as an income tax benefit, instead of in stockholders’ equity. For the three and nine months ended September 30, 2017, the Company determined that it was not more-likely-than-not that sufficient taxable income would be generated to realize all of the domestic deferred tax assets as of September 30, 2017. Accordingly, the Company recorded a partial valuation allowance against its domestic deferred tax assets generated during the three and nine months ended September 30, 2017, which was primarily driven by the significant excess stock compensation tax benefit.
5GAAP diluted EPS for the three and nine months ended September 30, 2018, is calculated using diluted weighted average shares of approximately 34.2 million and 34.1 million, respectively, which is the same as basic weighted average shares, due to the GAAP net losses incurred in each period.

Adjusted diluted EPS for the three and nine months ended September 30, 2018, is calculated using diluted weighted average shares of approximately 36.1 million, for both periods respectively, as the Company had adjusted net income in each period.
Penumbra, Inc.
Reconciliation of Revenue Growth by Geographic Regions to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Three Months Ended September 30,		Reported Change		FX Impact	Constant Currency Change
	2018	2017	$	%	$	$	%
United States	$72,991	$55,652	$17,339	31.2%	$—	$17,339	31.2%
International	38,815	28,259	10,556	37.4%	118	10,674	37.8%
Total	$111,806	$83,911	$27,895	33.2%	$118	$28,013	33.4%
Penumbra, Inc.
Reconciliation of Revenue Growth by Product Categories to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Three Months Ended September 30,		Reported Change		FX Impact	Constant Currency Change
	2018	2017	$	%	$	$	%
Neuro	$74,689	$58,670	$16,019	27.3%	$76	$16,095	27.4%
Peripheral Vascular	37,117	25,241	11,876	47.1%	42	11,918	47.2%
Total	$111,806	$83,911	$27,895	33.2%	$118	$28,013	33.4%

Penumbra, Inc.
Reconciliation of Revenue Growth by Geographic Regions to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Nine Months Ended September 30,		Reported Change		FX Impact	Constant Currency Change
	2018	2017	$	%	$	$	%
United States	$210,070	$157,559	$52,511	33.3%	$—	$52,511	33.3%
International	114,075	80,154	33,921	42.3%	(4,732)	29,189	36.4%
Total	$324,145	$237,713	$86,432	36.4%	$(4,732)	$81,700	34.4%
Penumbra, Inc.
Reconciliation of Revenue Growth by Product Categories to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Nine Months Ended September 30,		Reported Change		FX Impact	Constant Currency Change
	2018	2017	$	%	$	$	%
Neuro	$220,318	$165,122	$55,196	33.4%	$(3,857)	$51,339	31.1%
Peripheral Vascular	103,827	72,591	31,236	43.0%	(875)	30,361	41.8%
Total	$324,145	$237,713	$86,432	36.4%	$(4,732)	$81,700	34.4%

1See “Non-GAAP Financial Measures” above for important information about our use of this non-GAAP measure and further information about our calculation of constant currency results.

Investor Relations
Penumbra, Inc.
510-995-2461
investors@penumbrainc.com
Source: Penumbra, Inc.